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                                                                     EXHIBIT 4.6

                              CERTIFICATE OF TRUST

     The undersigned, the trustees of North Fork Capital Trust III, desiring to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. sec. 3801 et seq, hereby certify as follows:

          (a) The name of the business trust being formed hereby (the "Trust") is "North Fork Capital Trust III."

          (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

         Bankers Trust (Delaware)
         1011 Centre Road
         Suite 200
         Wilmington, Delaware 19805-1266

          (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: November 12, 1997

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
                                                            /s/ DANIEL M. HEALY
                                              -----------------------------------------------
                                                 Name: Daniel M. Healy, as Administrative
                                                                  Trustee
                                                           /s/ JOHN N. DIGIACOMO
                                              -----------------------------------------------
                                                Name: John N. DiGiacomo, as Administrative
                                                                  Trustee
                                                         BANKERS TRUST (DELAWARE),
                                                                as Trustee
                                                          By: /s/ M. LISA WILKINS
                                              -----------------------------------------------
                                              Name: M. Lisa Wilkins
                                              Title: Assistant Secretary
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